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                                                                 EXHIBIT 10.19



                                E*OFFERING CORP.

                           2000 RESTRICTED STOCK PLAN

1. PURPOSE OF THE PLAN. The purpose of the Plan is to provide for the grant by the Company of Common Stock to Employees, Directors and Consultants to promote the success of the Company's business.

2.   DEFINITIONS. As used herein, the following definitions shall apply:

     (a) "ADMINISTRATOR" shall mean the Board, or its Committee that is administering the Plan, in accordance with Section 4 of the Plan.

     (b) "APPLICABLE LAWS" means the requirements relating to the administration of restricted stock plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign jurisdiction where Stock Rights are, or will be, granted under the Plan.

     (c) "BOARD" shall mean the Board of Directors of the Company.

     (d) "CHANGE IN CONTROL" means the occurrence of any of the following events:

         (i) Any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the "beneficial owner" (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company's then outstanding voting securities; or

         (ii) The consummation of the sale or disposition by the Company of all or substantially all of the Company's assets;

         (iii) The consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation;

         (iv) The direct or indirect sale or exchange by the shareholders of the Company of all or substantially all of the stock of the Company, other than a mere reincorporation of the Company into another jurisdiction; or

         (v) A change in the composition of the Board occurring within a two-year period, as a result of which fewer than a majority of the directors are Incumbent Directors. "Incumbent

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Directors" shall mean directors who either (A) are directors of the Company as of the date hereof, or (B) are elected, or nominated for election, to the Board of Directors of the Company with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but shall not include an individual not otherwise an Incumbent Director whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company)

     (e) "COMMITTEE" means a committee of Directors appointed by the Board in accordance with Section 4 hereof.

     (f) "CODE" shall mean the Internal Revenue Code of 1986, as amended.

     (g) "COMMON STOCK" shall mean the Common Stock of the Company.

     (h) "COMPANY" shall mean E*OFFERING Corp., a California corporation.

     (i) "CONSULTANT" means any natural person who is engaged by the Company or any Parent or Subsidiary to render consulting or advisory services to such entity and who satisfies the requirements of subsection (c)(1) of Rule 701 under the Securities Act of 1933, as amended.

     (j) "DIRECTOR" means a member of the Board.

     (k) "EMPLOYEE" shall mean any person, including officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. A Service Provider shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company, or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor. Neither service as a Director nor payment of a director's fee by the Company shall be sufficient to constitute "employment" by the Company.

     (l) "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

     (m) "FAIR MARKET VALUE" shall mean, as of any date, the value of Common Stock determined as follows:

         (i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of determination, as reported in THE WALL STREET JOURNAL or such other source as the Administrator deems reliable; or

         (ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the day of determination, as reported in THE WALL STREET JOURNAL or such other source as the Administrator deems reliable; or

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         (iii) In the absence of an established market for the Common Stock, the
Fair Market Value shall be determined in good faith by the Administrator.

     (n) "GRANTEE" means the holder of an outstanding Stock Right granted under the Plan.


     (o) "PARENT" shall mean a "parent corporation", whether now or hereafter existing, as defined in Section 424(e) of the Code.

     (p) "PARTICIPANT" shall mean a Service Provider who receives Shares under the Plan.

     (q) "PLAN" shall mean this 2000 Restricted Stock Plan.

     (r) "RESTRICTED STOCK" means the Shares granted to a Participant pursuant to a Stock Right.

     (s) "SERVICE PROVIDER" means an Employee, Director or Consultant.

     (t) "SHARE" shall mean a share of Common Stock, as adjusted in accordance with Section 10 of the Plan.

     (u) "RESTRICTED STOCK AGREEMENT" shall mean an agreement in the form approved by the Board to receive Common Stock of the Company pursuant to the Plan.

     (v) "STOCK RIGHT" shall mean the right to receive Shares pursuant to the Plan which shall be represented by a Restricted Stock Agreement.

     (w) "SUBSIDIARY" shall mean a "subsidiary corporation", whether now or hereafter existing, as defined in Section 424(f) of the Code.

3.   STOCK SUBJECT TO THE PLAN.

     Subject to the provisions of Section 10 of the Plan, the maximum aggregate number of Shares that may be sold or granted under the Plan is [___________] Shares. The Shares may be authorized, but unissued, or reacquired Common Stock.

     Shares that have actually been issued under the Plan pursuant to a Stock Right shall not be returned to the Plan and shall not become available for future distribution under the Plan, except that if Shares of Restricted Stock are reacquired by the Company pursuant to a Restricted Stock Agreement, such Shares shall become available for reissuance under the Plan.

4.   ADMINISTRATION OF THE PLAN.

     (a) ADMINISTRATOR. The Plan shall be administered by the Board or by a Committee appointed by the Board, which Committee shall be constituted to comply with Applicable Laws.

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     (b) POWERS OF THE ADMINISTRATOR. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

         (i) to determine Fair Market Value;

         (ii) to select the Service Providers to whom Stock Rights may be granted hereunder;

         (iii) to determine whether and to what extent Stock Rights are granted hereunder;

         (iv) to determine the number of Shares to be covered by each Stock Right granted hereunder;

         (v) to approve forms of agreement for use under the Plan;

         (vi) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Stock Right granted hereunder. Such terms and conditions include any restriction or limitation regarding any Stock Right or the Shares relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

         (vii) to construe and interpret the terms of the Plan;

         (viii) to prescribe, amend and rescind rules and regulations relating to the Plan;

         (ix) to modify or amend each Restricted Stock Agreement (subject to Section 11 of the Plan);

         (x) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of a Stock Right previously granted by the Administrator;

         (xi) to determine the terms and restrictions applicable to Stock Rights and any Shares; and (xii) to make all other determinations deemed necessary or advisable for administering the Plan.

     (c) EFFECT OF ADMINISTRATOR'S DECISION. All decisions, determinations and interpretations of the Administrator shall be final and binding on all Grantees.

5.   ELIGIBILITY. Stock Rights may be granted to Service Providers.

6. AT-WILL EMPLOYMENT. Neither the Plan, any Stock Right, the receipt of Shares or any Restricted Stock Agreement shall confer upon any Grantee any right with respect to continuing the Grantee's relationship as a Service Provider with the Company, nor shall it interfere in any way with his or her right or the Company's right to terminate such relationship at any time, with or without cause, and with or without notice.

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7.   TERM OF PLAN. The Plan shall become effective upon adoption by the Board.
The Plan shall continue in effect for a term of ten (10) years from such date of Board adoption, unless sooner terminated under Section 11 of the Plan.

8. NON-TRANSFERABILITY OF STOCK RIGHTS. Stock Rights may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner and shall expire immediately upon the death of the Service Provider or the termination of such person's service to the Company.

9. COMPANY'S RIGHT OF REPURCHASE, RIGHT OF REACQUISITION AND RIGHT OF FIRST REFUSAL. The Company shall have such rights of repurchase, right of reacquisition and right of first refusal as are set forth in the Restricted Stock Agreement.

10.  ADJUSTMENTS UPON CHANGES IN CAPITALIZATION.

     (a) CHANGES IN CAPITALIZATION. Subject to any required action by the shareholders of the Company, the number of shares of Common Stock which have been authorized for issuance under the Plan and the number of Shares subject to an outstanding Stock Right shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Common Stock subject to a Stock Right.

     (b) DISSOLUTION OR LIQUIDATION. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Grantee as soon as practicable prior to the effective date of such proposed transaction. The Administrator may provide that any Company repurchase option or right of reacquisition applicable to any Shares granted pursuant to a Stock Right shall lapse as to all such Shares, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated.

     (c) MERGER OR ASSET SALE. In the event of a Change in Control, the Company's right of repurchase or right of reacquisition with respect to each Share of Restricted Stock shall be assigned to such successor corporation, or the Parent or Subsidiary of such successor corporation. In the event that the Company's right of repurchase or right of reacquisition with respect to the Restricted Stock is not assigned, such Company repurchase option or right of reacquisition shall lapse.

11.  AMENDMENT AND TERMINATION OF THE PLAN.

     (a) AMENDMENT AND TERMINATION. The Board may amend, suspend, or terminate the Plan from time to time in such respects as the Board may deem advisable.

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     (b) EFFECT OF AMENDMENT OR TERMINATION. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Grantee, unless mutually agreed otherwise between the Grantee and the Administrator, which agreement must be in writing and signed by the Grantee and the Company. Termination of the Plan shall not affect the Administrator's ability to exercise the powers granted to it hereunder with respect to Stock Rights granted under the Plan prior to the date of such termination.

12.  CONDITIONS UPON ISSUANCE OF SHARES.

     (a) LEGAL COMPLIANCE. Shares shall not be issued pursuant to the grant of a Stock Right unless the grant of such Stock Right and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

     (b) INVESTMENT REPRESENTATIONS. As a condition to the grant of a Stock Right, the Administrator may require the person receiving such Stock Right to represent and warrant at the time of any such exercise that the Shares are being received only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

13. RESERVATION OF SHARES. The Company, during the term of the Plan, shall at all times reserve and keep available, such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

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